Exhibit 99.1

Patterson Companies, Inc. Shareholders Approve Acquisition by Patient Square Capital

ST. PAUL, Minnesota – April 1, 2025 – Patterson Companies, Inc. (NASDAQ: PDCO), a value-added specialty distributor serving the U.S. and Canadian dental supply markets and the U.S., Canadian and U.K. animal health supply markets, today announced that its shareholders approved at a special meeting the acquisition of Patterson by Patient Square Capital, a dedicated health care investment firm.

Don Zurbay, Patterson’s President and Chief Executive Officer, said, “I would like to express my gratitude to the Patterson shareholders for their support today, and throughout this transaction process. The Patterson team is excited about this partnership with Patient Square Capital, and beginning our next chapter as a private company. We believe this collaboration will enable us to continue to invest in serving our customers and our business, accelerate our growth, and be well-positioned to achieve our strategic priorities.”

The final voting results will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Under the terms of the Agreement and Plan of Merger dated December 10, 2024 (the “Merger Agreement”), in connection with the merger contemplated thereby, Patterson shareholders will receive $31.35 in cash per share of common stock. Patterson expects the transaction to close later this month, subject to the satisfaction of certain customary closing conditions set forth in the Merger Agreement. Upon completion of the transaction, Patterson will become a privately held company, and its common stock will no longer be traded on the NASDAQ Global Select Market®.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

About Patient Square Capital

Patient Square Capital is a dedicated health care investment firm with approximately $12 billion in assets under management as of December 31, 2024. The firm aims to achieve strong investment returns by partnering with growth-oriented companies and top-tier management teams whose products, services, and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships, and a partnership approach to make investments in companies that will grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities, and create a healthier world. For more information, visit www.patientsquarecapital.com.

Forward-Looking Statements

This report contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed Merger and the ability to consummate the proposed Merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this report. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of artificial intelligence systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024, our definitive proxy statement for our 2024 annual meeting of shareholders filed with the SEC on August 2, 2024, our definitive proxy statement for our 2025 special meeting of shareholders filed with the SEC on February 27, 2025 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The information contained in this report is made only as of the date hereof, even if subsequently made available on our website or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations

TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com